Exhibit 10.1

CVENT HOLDING CORP.

OPTION AWARD NOTICE

Pursuant to the terms and conditions of the Cvent Holding Corp. 2021 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Cvent Holding Corp, a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) an award of Stock Options to purchase a number of Shares set forth below (the “Options”). Each Option represents the right to purchase one Share. This award of Options (this “Award”) is subject to the terms and conditions set forth herein and in the Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

Type of Award:	[Incentive/Nonqualified] Stock Option under Article VI of the Plan.

Participant:	[•]

Grant Date:	[•]

Vesting Commencement Date:	[•]

Total Number of Shares Subject to the Options:	[•]

Exercise Price (per share)	[•]
Expiration Date	[•]

By clicking “Accept”, you are electronically signing and accepting your Award and agreeing that your electronic acceptance and signature is the legal equivalent of a manual signature. You also agree to be bound by the terms and conditions of the Plan, the Agreement, and this Option Award Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan, and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) of an electronic signature and electronic acceptance), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

Exhibit A - 1

IN WITNESS WHEREOF, the parties hereto have executed this Grant Notice as of the date first written above.

CVENT HOLDING CORP.

By: ____________________________

Name: [Name]
Title: [Title]

________________________________
Participant

Exhibit A - 2

Exhibit A

CVENT HOLDING CORP.

OPTION AWARD AGREEMENT

THIS OPTION AWARD AGREEMENT (this “Agreement”) is entered into by and between the Company and the Participant as of the Grant Date set forth in the Grant Notice to which this Agreement is attached. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

WHEREAS, the Plan provides for the grant of Stock Options; and WHEREAS, the Committee has determined that it would be in the best interests of the Company and its members to grant the Participant an award of Options on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1.
Grant of Options.
(a)
Grant. The Company hereby grants to the Participant the number of Options set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan. Each Option represents the right to purchase one Share.
(b)
Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.
2.
Vesting. The Options shall vest and become exercisable [insert vesting schedule], subject to the Participant not incurring a Separation from Service prior to the applicable vesting date. Vesting Commencement Date shall have the meaning as set forth in the Grant Notice to which this Agreement is attached
3.
Exercise of the Option.
(a)
Right to Exercise. The Options shall be exercisable in accordance with the terms set forth in this Agreement. The Options, to the extent exercisable, may be exercised in whole or in part. No Option may be exercised after it expires. No Shares will be issued upon the exercise of any Option unless the issuance and exercise comply with all Applicable Laws. For income tax purposes, Shares will be considered transferred to the Participant on the date the Participant properly exercises an Option.
(b)
Separation from Service. If the Participant incurs a Separation from Service for any reason other than Disability, death, or Cause, any unvested Options shall expire immediately, and any vested Options shall remain exercisable for 90 days following such

Exhibit A - 1

Separation from Service. If the Participant incurs a Separation from Service due to Disability or death, any unvested Options shall expire immediately, and any vested Options shall remain exercisable for 180 days following such Separation from Service. If the Participant incurs a Separation from Service for Cause, all of the Options, whether or not vested, shall expire immediately. Notwithstanding anything else in this Agreement, the Options may not be exercised after the Expiration Date set forth in the Grant Notice.
(c)
Method of Exercise. The Participant may exercise the Options by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”). The Exercise Notice must state the Participant’s election to exercise the Options, the number of Shares that are being purchased, and any other representations and agreements that may be required by the Company. Together with the Exercise Notice, the Participant must tender payment of the aggregate Exercise Price for all Shares exercised and all applicable withholding and other taxes. The Options shall be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice and payment of the aggregate Exercise Price and all applicable withholding and other taxes.
(d)
Method of Payment. If the Participant elects to exercise the Options, the Participant must pay the aggregate Exercise Price, as well as any applicable withholding or other taxes, in accordance with any of the payment methods set forth in, and approved by the Committee pursuant to, Section 6.3(d) of the Plan (or any successor sections).
(e)
Restrictions on Exercise. The Participant may not exercise any Option (i) if it is an Incentive Stock Option and the Plan has not been approved by the Stockholders or (ii) if the issuance of Shares upon exercise or the method of payment for those Shares would constitute a violation of any Applicable Law or Company policy.
4.
Rights as Stockholder. Until such time as the Options have been exercised pursuant to Section 3 and Shares have been issued to the Participant, the Participant shall have no rights as a stockholder, including, without limitation, any right to dividends or other distributions or any right to vote.
5.
Taxes. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the Options and, if the Participant fails to do so, the Company may refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. If the Options granted hereunder constitute Incentive Stock Options and the Participant makes any disposition of Shares delivered upon exercise of such Options under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant must notify the Company of such disposition within 10 days following such disposition.
6.
Non-Transferability. Except as set forth in Section 6.3 of the Plan, the Options may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by him or her (or his or her

Exhibit A - 2

legal representative in the event of incapacity). Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.
7.
Miscellaneous.
(a)
Clawback. All awards, amounts, and benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any Company clawback or similar policy or any Applicable Law related to such actions, as may be in effect from time to time. The Participant acknowledges and expressly agrees to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Grant Date (including the forfeiture, clawback, and detrimental conduct terms contained in Section 13.22 of the Plan as of the Grant Date (and any successor terms)), and any term of Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
(b)
Compliance with Laws. The grant of Options and the issuance of Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto.
(c)
Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, and heirs of the Participant.
(d)
No Waiver; Amendment. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. This Agreement may be amended at any time by the Committee, except that no amendment may, without the Participant’s consent, materially impair the Participant’s rights under the Award.
(e)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)
No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its subsidiaries or shall interfere with or restrict in any way the right of the Company or its subsidiaries to remove, terminate, or discharge the Participant at any time for any reason whatsoever.

Exhibit A - 3

(g)
Entire Agreement. This Agreement, the Grant Notice, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations with respect thereto.
(h)
Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.
(i)
Governing Law. The Participant acknowledges and expressly agrees to the governing law terms of Section 13.9 of the Plan (and any successor terms) and the jurisdiction and waiver of jury trial terms of Section 13.10 of the Plan (and any successor terms).
(j)
Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company’s principal executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.
(k)
Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(l)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
(m)
Section 409A of the Code. It is intended that the Options granted pursuant to this Agreement and the provisions of this Agreement be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(n)
Electronic Delivery and Acceptance. The Company may deliver any documents related to current or future participation in the Plan by electronic means, including the Plan, the Prospectus and the Company’s filings with the Securities and Exchange Commission. You consent to receive those documents by electronic delivery and to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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Exhibit A - 4